UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         July 27, 2011

ELITE NUTRITIONAL BRANDS, INC.
(Exact name of registrant as specified in its charter)

Florida	333-165685	27-1933597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2803 Isle Street, Rocklin, CA	95765
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(530) 409-0543

HIDDEN LADDER, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01	Changes in Control of Registrant.

Effective July 27, 2011, David Johnson sold 103,000,000 shares of the Company’s common stock to Don Ptalis, the Company’s new CEO and Director for a purchase price of $5,000, which source was his own funds.  Taking into account the June 21, 2011 12:1 forward split of the Company’s common stock, the percentage of voting securities of the Company now beneficially owned directly or indirectly by Mr. Ptalis is 84.12%.

Item 5.02	Departure of Officers. Election of Officers.

On July 29, 2011, David Johnson resigned as the President, CEO and Sole Director of the Company,  and Daniel McKelvy resigned as the Assistant Secretary of the Company to pursue other business interests.  Copies of their resignation letters are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively.

Effective July 29, 2011, Don Ptalis was appointed as the Company’s new CEO and Director.  Mr. Ptalis is the founder and currently a consultant to Plaza Promotions Inc., a company he founded in 2004. Plaza Promotions is a promotional company that provides premiums, POP printing, direct mail, and event marketing to companies in need of these services.  Plaza Promotions clientele to this day include many fortune 500 companies. From 1987-1993, Mr. Ptalis was the president and chief financial officer of Desk, Inc., a steelcase dealership with over $31,000,000 in sales, where he was responsible for the daily oversight of the company's operations. Mr. Ptalis received a Bachelor in Mechanical Engineering from the City College of New York in 1964.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Resignation of David Johnson

99.2	Resignation of Daniel McKelvey

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIDDEN LADDER, INC.

Date: August 9, 2011	By:	/s/ David Johnson
David Johnson